Exhibit 99.1

TO:	Members of the Board of Directors and Executive Officers of ONEOK, Inc.
FROM:	Eric Grimshaw, Vice President, Associate General Counsel and Secretary
DATE:	November 8, 2010
SUBJECT:	Notice of Blackout Period for the Thrift Plan and for the Profit Sharing Plan and of Trading Restrictions

Ladies and Gentlemen:

The purpose of this notice is to notify you that, as directors and/or executive officers of ONEOK, Inc. (“ONEOK”), you will be prevented from engaging in transactions involving ONEOK “equity securities” during an upcoming blackout period for the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries and the ONEOK, Inc. Profit Sharing Plan (collectively, the “Plans”).

Reason for the Blackout Period

Both plans will be changing their third-party administrator to Fidelity Investments from Bank of Oklahoma, N.A., effective January 1, 2011.

Restrictions on Participants and Beneficiaries of the Plans during the Blackout Period

In connection with this change of administrators, there will be a blackout period in which participants and beneficiaries of the Plans generally will be temporarily unable to (1) direct or diversify investments in their individual accounts, (2) obtain a loan or distribution from either of the Plans, (3) change investments from one investment fund option to another, (4) transfer assets from one investment fund option to another, or (5) adjust, in the case of the Thrift Plan, the amount of periodic contributions to that plan.

Length of Blackout Period

The blackout period for each of the Plans will begin on December 17, 2010, and is expected to end during the week of January 17, 2011.  You will be notified in the event there are changes to these dates.

Restrictions on Executive Officers and Directors during the Blackout Period

During the blackout period, you will generally be prohibited from directly or indirectly participating in any transactions involving ONEOK common stock, ONEOK stock options or other derivatives related to ONEOK common stock pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation Blackout Trading Restriction (or Regulation BTR), which impose trading restrictions on an issuer’s officers and directors during employee benefit plan blackouts.

Specifically, these provisions provide that if a director or officer of an issuer has a “pecuniary interest” in an equity security of the issuer, he or she is prohibited during a blackout from directly or indirectly participating in any transaction involving such security unless the director or officer can demonstrate that the security was not acquired in connection with the director’s or officer’s service to the issuer.  The phrase “pecuniary interest” means that these trading restrictions apply to both securities that the director or officer directly owns, as well as securities in which the director or officer is deemed to have an indirect interest, such a securities owned by the officer’s or director’s immediate family members who live in the same household.

There are some exceptions to the trading restrictions imposed by Section 306(a) and Regulation BTR, including, without limitation:

•	Bona fide gifts; and

•
Transactions pursuant to a 10b5-1 plan that was entered into prior to the beginning of the blackout period, provided that you were unaware of the actual or approximate beginning or ending dates of the blackout period when the 10b5-1 plan was entered into.

Please contact me, Eric Grimshaw, using the contact information provided below, if you have any questions about these or other exceptions or if you believe an exception is applicable to you.

Please note that these restrictions do not apply to ONEOK Partners, L.P.’s common units.  Also, the blackout trading restrictions are separate from, and are in addition to, the trading restrictions imposed under the ONEOK, Inc. Securities/Insider Trading Policy.

Questions or Additional Information

During the Blackout Period and for two (2) years after its ending date, you and any other security holder or interested person may contact me, without charge, at the address or telephone number listed below for information about the Blackout Period, including its actual ending date.  You may also contact me about any other questions you may have about this notice or about trading restrictions or exemptions applicable to you as one of our directors or executive officers.

Eric Grimshaw
Vice President, Associate
General Counsel and Secretary
ONEOK, Inc.
ONEOK Plaza
100 West Fifth Street
Tulsa, Oklahoma 74103
Phone:  (918) 588-7908